Exhibit 1.2

AMENDMENT TO WARRANTS TO PURCHASE
SHARES OF COMMON STOCK
OF UNITED COMMUNITY BANKS, INC

THIS AMENDMENT (the “Amendment”) dated as of June 11, 2010, is made by United Community Banks, Inc., a corporation organized under the laws of Georgia (together with its successors, the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Warrant, as applicable.

WHEREAS, the Company granted Fletcher International, Ltd., a company domiciled in Bermuda (together with its successors, “Fletcher”) warrants to purchase Common Stock Equivalent Junior Preferred Stock pursuant to that certain Warrants to Purchase Shares of Common Stock of United Community Banks, Inc. dated as of April 5, 2010 (the “Warrant”); and

WHEREAS, the Company and Fletcher desire to amend Section 1.5 of the Warrant;

NOW, THEREFORE, effective as of April 5, 2010, Section 1.5(a) of the Warrant is hereby by deleting it in its entirety and replacing it with the following:

(a) Subject to Section 1.3 hereof and Section 6 of the Agreement, on a Warrant Closing Date, the Company shall deliver an amount of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock Equivalent Junior Preferred Stock (the “Settlement Stock”) equal to “X” where:

X = [(N x D) – (N x P)] / D

N = the Warrant Amount to be exercised pursuant to such Warrant Exercise Notice divided by the Warrant Price with respect to such Warrant Exercise Notice

D = Daily Market Price (as defined in the Agreement) on the third (3rd) Business Day before, and excluding, the date of the Warrant Exercise Notice

P = Warrant Price with respect to such Warrant Exercise Notice

2.           Except as set forth in this Amendment, the other provisions of the Warrant shall remain in full force and effect in accordance with their respective terms.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under the Warrant or any of the other agreements entered into by the parties in connection therewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

UNITED COMMUNITY BANKS, INC.

By:
Name:
Title:

ATTEST:

Secretary

Acknowledged and Agreed:

FLETCHER INTERNATIONAL, LTD.,
by its duly authorized investment advisor,
FLETCHER ASSET MANAGEMENT, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment to Warrant]